Exhibit 10.4

AMENDMENT TO

SYNDAX PHARMACEUTICALS, INC.

2007 STOCK PLAN

WHEREAS, by written consent of the board of directors dated as of March 8, 2013 and by written consent of the stockholders dated as of March 8, 2013, the directors and stockholders of Syndax Pharmaceuticals, Inc. (the “Company”) approved an amendment to the Syndax Pharmaceuticals, Inc. 2007 Stock Plan (the “Plan”) to amend the number of shares of common stock that may be issued pursuant to awards granted under the Plan from 5,750,000 to 85,511,865;

The Plan is hereby amended in the following respects:

Effective as of March 8, 2013, Section 3 of the Plan is amended and restated in its entirety to read as follows:

“3. Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be sold under the Plan is 85,511,865. The Shares may be authorized, but unissued, or reacquired Common Stock. If an award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock which are retained by the Company upon exercise of an award in order to satisfy the exercise or purchase price for such award or any withholding taxes due with respect to such exercise or purchase shall be treated as not issued and shall continue to be available under the Plan. Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right which the Company may have shall be available for future grant under the Plan.”

[Signature page follows.]

To record the adoption of this Amendment to the Plan, the Company has caused its undersigned officer to execute this document as of the date first written above.

SYNDAX PHARMACEUTICALS, INC.

By:	/s/ Arlene Morris
Name:	Arlene Morris
Title:	Chief Executive Officer

[Signature page to Amendment to the Plan.]